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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



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                                   FORM 8-K
                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 28, 2000



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                           HORIZON PHARMACIES, INC.
            (Exact name of Registrant as specified in its charter)

       DELAWARE                       000-22403                75-2441557
    (State or other              (Commission File Number)   (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)

    531 W. MAIN STREET
        SUITE 100                                                75020
      DENISON, TEXAS                                           (Zip code)
  (Address of principal
   executive offices)

       Registrant's telephone number, including area code: (903) 465-2397

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

         On January 28, 2000, HORIZON Pharmacies, Inc., a Delaware corporation ("HORIZON"), entered into a Consulting Agreement with K-2 Financial Corp. ("K-2"). The term of the Consulting Agreement is 24 months. During the term of the agreement, K-2 will provide financial consulting services to the company as requested. Such services may include (i) consummation of mergers or acquisitions, (ii) changes in the internal capital structure of the company, (iii) placement of new debt or equity issues or
(iv) any combination thereof. Pursuant to the Consulting Agreement, HORIZON issued to K-2 warrants to purchase 200,000 shares of HORIZON common stock, par value $.01 per share, at a per share purchase price of $2.75 per share. The warrants will vest immediately if the Consulting Agreement is terminated by HORIZON prior to the end of the term of the agreement, or in increments when certain performance objectives are attained by K-2.

         Also on January 28, 2000, HORIZON entered into an exclusive Investment Banking Agreement with Waterford Financial, Inc. ("Waterford"). The term of the Investment Banking Agreement is for 12 months and thereafter until Waterford, upon 90 days written notification to HORIZON, or HORIZON elects to terminate the agreement. The agreement provides that Waterford will act as HORIZON's exclusive investment banker and will assist HORIZON with various financings including (i) subordinated debentures, (ii) convertible and/or redeemable preferred stock, (iii) common stock, with or without warrants, (iv) convertible debt, (v) senior secured revolving credit and (vi) senior secured term loans. Pursuant to the Investment Banking Agreement, Waterford will receive a fee equal to a percentage of the value of a particular financing or transaction as the case may be.

         On February 1, 2000, HORIZON entered into a Software Development Agreement with 5Net5 Corp ("5Net5"). Pursuant to the Software Development Agreement, 5Net5 will provide HORIZON with consulting services including, but not limited to, designing of plans for, and implementation and oversight of, technology and Internet strategies. Specifically 5Net5 will provide (i) website design plans, (ii) plans for a Branch-to-Home Office Information Distribution System and (iii) plans for an Affinity Marketing Program. Pursuant to the Software Development Agreement, HORIZON issued to 5Net5 warrants to purchase 300,000 shares of HORIZON common stock, par value $.01 per share, at a per share purchase price of $2.63. One-half, or 150,000, warrants vested upon the signing of the Software Development Agreement. The remaining warrants vest in increments upon the attainment of certain performance goals. Further, 5Net5 will receive a consulting fee of $10,000 per month for one year and such fee may be retroactively doubled if certain performance goals are attained.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      EXHIBITS.

         10.1     --      Consulting Agreement, dated January 28, 2000, between
                          HORIZON Pharmacies, Inc. and K-2 Financial Corp.

         10.2     --      Investment Banking Agreement, dated January 28, 2000,
                          between HORIZON Pharmacies, Inc. and Waterford
                          Financial, Inc.

         10.3     --      Software Development Agreement, dated February 1,
                          2000, between HORIZON Pharmacies Inc. and 5Net5 Corp.

         10.4     --      Amendment to Software Development Agreement, dated
                          February 1, 2000, between HORIZON Pharmacies Inc. and
                          5Net5 Corp.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned thereunto duly authorized.

                            HORIZON PHARMACIES, INC.

                            By:   /s/  John N. Stogner
                               ---------------------------------------------
                                     John N. Stogner
                                     Chief Financial Officer

Date:    March 9, 2000

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                                  EXHIBIT INDEX

       EXHIBIT
       NUMBER                             EXHIBIT TITLE
       -------                            -------------

         10.1     --      Consulting Agreement, dated January 28, 2000, between
                          HORIZON Pharmacies, Inc. and K-2 Financial Corp.

         10.2     --      Investment Banking Agreement, dated January 28, 2000,
                          between HORIZON Pharmacies, Inc. and Waterford
                          Financial, Inc.

         10.3     --      Software Development Agreement, dated February 1,
                          2000, between HORIZON Pharmacies Inc. and 5Net5 Corp.

         10.4     --      Amendment to Software Development Agreement, dated
                          February 1, 2000, between HORIZON Pharmacies Inc. and
                          5Net5 Corp.